As filed with the Securities and Exchange Commission on May 21, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALTERRA CAPITAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	98-0584464
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Alterra House

2 Front Street

Hamilton HM 11

Bermuda

(441) 295-8800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alterra Capital Holdings Limited Amended and Restated 2006 Equity Incentive Plan

(Full title of the plan)

CT Corporation System

111 Eighth Avenue

13th Floor

New York, New York 10011

(212) 590-9200

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Carol S. Rivers, Esq. Alterra Capital Holdings Limited Alterra House 2 Front Street Hamilton, HM 11 Bermuda Telephone: (441) 294-6753	Kerry E. Berchem, Esq. Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 Telephone: (212) 872-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Shares, $1.00 par value	5,534,175(2)	$21.27(3)	$117,711,902(3)	$2,552.39(4)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional Common Shares which become issuable under the Alterra Capital Holdings Limited Amended and Restated 2006 Equity Incentive Plan (the “Plan”) by reason of any dividend in shares, extraordinary dividend, recapitalization, share split, reverse split, reorganization, merger, consolidation, amalgamation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event which results in adjustments to securities issuable under the Plan.
(2)	Represents the Common Shares underlying awards issued or issuable pursuant to the Plan.
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(h) and 457(c) under the Securities Act. The above calculation is based on the average of the high and low sale prices of the Common Shares reported on the NASDAQ National Market System on May 21, 2010.
(4)	Represents the aggregate fee payable for all 5,534,175 Common Shares registered on this Registration Statement, less $5,840.47 previously paid to register Common Shares underlying awards issued or issuable pursuant to the Plan and on the Registrant’s Registration Statement on Form S-4 (File No. 333-165413) filed on March 12, 2010, as amended. The $2,552.39 is payable in connection with the registration of 1,683,024 Common Shares underlying awards issued or issuable pursuant to the Plan that were not registered on that Registration Statement on Form S-4.

INTRODUCTORY STATEMENT

On May 12, 2010, the Registrant (which was then known as Max Capital Group Ltd.), Harbor Point Limited (“Harbor Point”) and Alterra Holdings Limited, a Bermuda exempted company and direct, wholly-owned subsidiary of the Registrant, consummated an amalgamation pursuant to which Harbor Point amalgamated with Alterra Holdings Limited (the “Amalgamation”), and the Registrant changed its name to “Alterra Capital Holdings Limited.” Pursuant to the Amalgamation, each class A voting common share of Harbor Point was converted into 3.7769 voting Common Shares of the Registrant. In connection with the Amalgamation, the Registrant assumed the Plan effective as of the effective time of the Amalgamation. On May 20, 2010, the Registrant amended the Plan to, among other things, rename it the “Alterra Capital Holdings Limited Amended and Restated 2006 Equity Incentive Plan.”

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

Item 1.	Plan Information.

Information required by Part I to be contained in the Section 10(a) prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the “Note” to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Information required by Part I to be contained in the Section 10(a) prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the “Commission”) by the Registrant, are incorporated as of their respective dates in this Registration Statement by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed by the Registrant on February 16, 2010, as amended on Form 10-K/A filed on March 12, 2010;

(b)	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed by the Registrant on May 5, 2010;

(c)	Current Reports on Form 8-K filed by the Registrant on January 20, 2010 (Item 8.01 only), February 11, 2010 (Item 8.01 only), March 4, 2010, March 16, 2010 (Item 8.01 only), March 26, 2010, March 30, 2010, April 1, 2010, April 20, 2010, April 30, 2010, May 5, 2010, May 14, 2010, and May 18, 2010 (other than, in each case, the portions of those documents not deemed to be filed); and

(d)	Description of the Registrant’s Common Shares contained in the Registration Statement on Form S-3 filed by the Registrant on August 20, 2007, including any amendments or reports filed for the purposes of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K. All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The Companies Act 1981 of Bermuda, as amended (the “Companies Act”), provides that a Bermuda company may indemnify its directors and officers in their capacity as directors or officers of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the company other than in respect of the director’s or officer’s own fraud or dishonesty. The Companies Act further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

The Registrant’s bye-laws provide for indemnification of its directors, officers and certain other persons to the fullest extent permitted by Bermuda law, as the same may be amended from time to time. In addition, the bye-laws permit the Registrant to purchase and maintain insurance to protect itself and any director, officer or other persons entitled to indemnification by the Registrant, to the fullest extent permitted by law.

The Registrant has also entered into indemnification agreements with its directors and certain officers, pursuant to which, among other things, the Registrant has agreed to provide contractual indemnification that supplements the indemnification contained in the Registrant’s bye-laws and to indemnify and provide advancement of expenses to such directors and officers in respect of all liabilities paid in settlement of or in connection with any claim based on the fact that such director or officer is or was a director or officer of the Registrant or its subsidiaries.

The Registrant also maintains standard directors’ and officers’ liability insurance policies under which the Registrants’ officers and directors have rights to indemnification by virtue of their positions as officers and/or directors of the Registrant.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See attached Exhibit list.

ITEM 9.	UNDERTAKINGS

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on this 21st day of May, 2010.

ALTERRA CAPITAL HOLDINGS LIMITED		ALTERRA CAPITAL HOLDINGS LIMITED

By:	/S/ W. MARSTON BECKER	By:	/S/ JOSEPH W. ROBERTS
Name:	W. Marston Becker	Name:	Joseph W. Roberts
Title:	Chief Executive Officer	Title:	Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers, directors and authorized representatives of Alterra Capital Holdings Limited, hereby severally constitute and appoint each of W. Marston Becker and Joseph W. Roberts, either of whom may act without joinder of the other, our true and lawful attorneys with full power of substitution and resubstitution, with full power to him or her, and in each of his or her names, to sign for us and in our names in the capacities indicated below, (1) the Registration Statement on Form S-8 filed herewith and any and all amendments and post-effective amendments thereto, and any and all post-effective amendments to registration statements on Form S-8 previously filed with the Commission, and any and all instruments and documents filed as part of or in connection with the said registration statement or amendments thereto, with respect to the Registrant’s benefit and incentive plans and (2) any registration statements, reports and applications relating thereto to be filed by the Registrant with the Commission and/or any national securities exchanges under the Exchange Act, and any and all amendments thereto, and any and all instruments and documents filed as part of or in connection with such registration statements or reports or amendments thereto; granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that the said attorneys-in-fact and agents or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to have been signed by the following persons in the capacities indicated on the 21st day of May, 2010.

/S/ W. MARSTON BECKER W. Marston Becker	Chief Executive Officer and Director (principal executive officer)	May 21, 2010

/S/ JOSEPH W. ROBERTS Joseph W. Roberts	Chief Financial Officer (principal financial officer and principal accounting officer)	May 21, 2010

/S/ MICHAEL O’REILLY Michael O’Reilly	Chairman and Director	May 21, 2010

/S/ JOHN R. BERGER John R. Berger	Vice Chairman and Director	May 21, 2010

/S/ GORDON F. CHEESBROUGH Gordon F. Cheesbrough	Deputy Chairman and Director	May 21, 2010

/S/ JAMES D. CAREY James D. Carey	Deputy Chairman and Director	May 21, 2010

/S/ K. BRUCE CONNELL K. Bruce Connell	Director	May 21, 2010

/S/ W. THOMAS FORRESTER W. Thomas Forrester	Director	May 21, 2010

/S/ MERYL D. HARTZBAND Meryl D. Hartzband	Director	May 21, 2010

/S/ WILLIS T. KING, JR. Willis T. King, Jr.	Director	May 21, 2010

/S/ JAMES MACNAUGHTON James MacNaughton	Director	May 21, 2010

/S/ STEPHAN F. NEWHOUSE Stephan F. Newhouse	Director	May 21, 2010

/S/ ANDREW H. RUSH Andrew H. Rush	Director	May 21, 2010

/S/ MARIO P. TORSIELLO Mario P. Torsiello	Director	May 21, 2010

/S/ JAMES L. ZECH James L. Zech	Director	May 21, 2010

Exhibit Index

4.1	Memorandum of Association (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (No. 333-62006))

4.2	Specimen Common Share Certificate (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on May 14, 2010)

4.3	Amended and Restated Bye-Laws (incorporated herein by reference to Exhibit 3.2 in the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009).

*4.4	Harbor Point Limited Amended and Restated 2006 Equity Incentive Plan

*4.5	First Amendment to the Harbor Point Limited Amended and Restated 2006 Equity Incentive Plan, dated as of May 20, 2010

*5.1	Opinion of Conyers Dill & Pearman Limited

*23.1	Consent of KPMG, Independent Registered Public Accounting Firm

*23.2	Consent of Deloitte & Touche, Independent Registered Public Accounting Firm

*23.3	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1 hereto)

*24.1	Powers of Attorney of Officers and Directors (included on the signature page of the Registration Statement)

*	Filed herewith